SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OFTHE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 24, 2009
______________________________

Whole Foods Market, Inc.
(Exact name of registrant as specified in its charter)

Texas (State of incorporation)	0-19797 (Commission File Number)	74-1989366 (IRS Employer Identification Number)

550 Bowie Street
Austin, Texas 78703
 (Address of principal executive offices)

Registrant's telephone number, including area code:    (512) 477-4455

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act
☐           Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐           Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐           Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 8.01.                                Other Events

The Company convened its annual meeting of shareholders on March 16, 2009 pursuant to notice duly given.  Holders of an aggregate of 149,205,273 shares out of the total 169,709,353 Company shares entitled to vote were present in person or by proxy at the meeting.  The matters voted upon at the meeting and the results of such voting, which were certified by the Company on March 24, 2009, are set forth below:

1.             To elect eight directors of the Company.

NAME	FOR	WITHHELD

John B. Elstrott	135,421,199	13,784,074

Gabrielle E. Greene	131,107,229	18,098,045

Hass Hassan	133,886,787	15,318,487

Stephanie Kugelman	135,912,723	13,292,550

John P. Mackey	134,031,173	15,174,100

Morris J. Siegel	131,016,375	18,188,898

Dr. Ralph Z. Sorenson	130,372,681	18,832,592

W.A. (Kip) Tindell, III	135,743,712	13,461,561

                All director nominees were duly elected.

2.	Ratification of the appointment of Ernst & Young, LLP as independent public accountants for fiscal year 2009.

FOR	AGAINST	ABSTAIN	BNV

146,178,426	2,603,358	423,489	0

Of the total votes cast, 97.97% voted for the proposal.

3.	Ratification of the amendment and restatement of the 2007 Stock Incentive Plan.

FOR	AGAINST	ABSTAIN	BNV

99,216,314	10,812,247	312,576	38,864,136

Of the total votes cast, 89.91% voted for the proposal.

4.	Ratification of the amendment to 2007 Stock Incentive Plan to increase number of shares authorized for issuance thereunder.

FOR	AGAINST	ABSTAIN	BNV

85,550,137	24,515,205	275,795	38,864,136
            Of the total votes cast, 77.53% voted for the proposal.

5.	Ratification of the amendment to the Team Member Stock Purchase Plan.

FOR	AGAINST	ABSTAIN	BNV

106,797,491	3,266,516	277,231	38,864,035
            Of the total votes cast, 96.78% voted for the proposal.

6.	Shareholder proposal regarding separating the roles of company Chairman of the Board and CEO.

FOR	AGAINST	ABSTAIN	BNV

37,074,298	72,900,997	365,843	38,864,135
            Of the total votes cast, 66.06% voted against the proposal.

7.	Shareholder proposal regarding simple majority threshold for voting.

FOR	AGAINST	ABSTAIN	BNV

63,033,787	46,830,795	476,056	38,864,635
            Of the total votes cast, 57.12% voted for the proposal.

8.	Shareholder proposal regarding reincorporation as a North Dakota corporation.

FOR	AGAINST	ABSTAIN	BNV

2,203,248	107,272,030	865,460	38,864,535
            Of the total votes cast, 97.21% voted against the proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHOLE FOODS MARKET, INC.

Date: March 24, 2009	By:	/s/ Glenda Chamberlain
Glenda Chamberlain
Executive Vice President and Chief Financial Officer